UNITED AMERICA INDEMNITY

Walker House ● 87 Mary Street ● P.O. Box 908GT ●
George Town ● Grand Cayman ● Cayman Islands

April 26, 2005

Jon S. Saltzman
435 Dreshertown Road
Ft. Washington, PA 19034

Dear Jon:

This agreement sets forth the terms and conditions of our agreement regarding your separation of employment from Penn-America Group, Inc. (the “Company”), United America Indemnity, Ltd. (“UAIL”) and all of their affiliates. Reference is made to the executive employment agreement dated as of October 14, 2004 between you and the Company (the “Employment Agreement”).

Separation: Compensation/	Your separation will be effective as of September
1, 2005 (the “Separation Date”). Between the
date hereof and the Separation Date (the
“Transition Period”), you shall continue to bear
the titles of “President of UAIL” and “Chairman”
and “Director” of the Company, but shall only
bear responsibility for assisting with transition
duties as it pertains to the Company’s wholesale
general agents. You shall not be responsible
for, or otherwise required to, execute and/or
certify to any communications to the public.

Benefits:	You will continue to earn base salary until the
Separation Date. You will be permitted to retain
the signing bonus you received pursuant to
Section 1.04.05 of the Employment Agreement. You
agree that you are not entitled to any benefits
under (i) Penn America’s 2005 KEIC Bonus Plan, or
on PNG’s 2004 KEIC Bonus as it may have been
amended for 2005, as referred to in Section
1.04.2 of the Employment Agreement; and (ii) the
Restricted Share Plan referred to in Section
1.04.3 of the Employment Agreement; and (iii) the
car allowance referred to in Section 1.04.4 of
the Employment Agreement, after the Separation
Date; and (iv) the Annual Integration Bonus as
referred to in Section 1.04.6 of the Employment
Agreement; and the Benefits referred to in
Section 1.05.1 of the Employment Agreement. You
will be eligible to receive coverage under the
Company’s group health plans as if you were
employed by the Company, to the extent permitted
under such plans, up until the second anniversary
of the Separation Date. If your continued
participation is not so permitted, you may elect
COBRA coverage and the Company will reimburse you
for up to two years of COBRA (or its equivalent
following the expiration of COBRA) coverage,
which coverage(s) shall be no less than such
coverage(s) as is in effect as of the date this
agreement is executed. When you no longer remain
eligible for coverage as an active employee, you
will be provided under separate cover forms by
which you may elect COBRA continuation coverage
with respect to group health coverage offered by
the Company and conversion coverage with respect
to any life insurance benefits offered by the
Company. You understand that the payments and
benefits you receive pursuant to this agreement
are subject to (i) your compliance with your
obligations hereunder, (ii) delivery of Annex A
and Annex B at the time you deliver this
agreement, and (iii) your delivery of Annex C to
UAIL at its Bala Cynwyd address, Attn: General
Counsel (the “Address”) on or before the
Separation Date; provided that your revocation of
the either of the releases pursuant to Annex B or
Annex C within the applicable 7-day periods shall
relieve the Company of all of its obligations to
provide you with payments and benefits hereunder.

Equity:	Any options to purchase common shares in or
restricted shares of the Company or UAIL which
you own and in which you are not vested as of the
Separation Date shall be forfeited and cancelled
as of the Separation Date.

Covenants:	During the Transition Period and for eighteen
(18) months thereafter, you will continue to be
subject to the non-compete, non-solicit, no-hire
and confidentiality restrictions contained in the
Employment Agreement.

Non-Disparagement:	You agree that you will not at any time disparage
or encourage or induce others to disparage the
Company or call into question the business
operations, status or reputation of the Company.
For the purposes of this paragraph, the term
“disparage” includes, without limitation,
comments or statements to the press and/or media
or any individual or entity with whom the Company
has a business relationship that may adversely
affect in any manner (i) the conduct of the
business of the Company (including, without
limitation, any business plans or prospects) or
(ii) the business reputation of the Company or
the quality, standing or character of any of the
Company’s products or services.

For purposes of this section and the “Release,”
“Other Agreements,” and “Miscellaneous” sections
below, the definition of “Company” shall include
Fox Paine & Company, LLC and its affiliated
entities, including without limitation Fox Paine
Capital Fund, L.P., FPC Investors, L.P., Fox
Paine Capital, LLC, Fox Paine Capital Fund II GP,
LLC, Fox Paine Capital Fund II, L.P., Fox Paine
Capital Fund II International, L.P., Fox Paine
Capital Fund II Co-Investors International, L.P.,
FPC Investment GP, and all corporate entities
that are partners in any such related entities
and each of their past and present directors,
members, managers, officers, employees, servants,
divisions, owners, shareholders and successors
(including, without limitation, Saul Fox, Troy
Thacker and Michael McDonough), and all
affiliates of the foregoing.

Release:	As further provided for in Annex B and Annex C,
(i) you agree to fully release the Company and
its affiliates and each of their past and present
employees, officers, members, shareholders and
directors thereof from any claims that you have
had or may ever have against the Company
(including, without limitation, any claims
arising under the Age Discrimination in
Employment Act (“ADEA”), or any state or local
law respecting employment discrimination on the
basis of age or other protected status) and (ii)
should you later choose to pursue a claim against
the Company or violate the terms of this
agreement in any way, you agree that such action
would irreparably damage the Company that the
Company would be entitled to an injunction to
cease such a proceeding and to indemnification by
you of any costs (including reasonable attorneys’
fees) incurred relating to such a proceeding.
Notwithstanding the foregoing, you understand and
confirm that you are entering into this agreement
(with its covenant not to sue and waiver and
release) voluntarily and knowingly, and the
covenant not to sue shall not affect your right
to claim otherwise with respect to your rights
under ADEA. In addition, the first two sentences
of this paragraph shall not apply to any action
challenging the validity of a waiver or release
in this agreement of a claim under ADEA

Other Agreements: Miscellaneous: Effectiveness:	You agree that this agreement (except as
specifically provided herein) constitutes the
entire agreement between you and the Company with
respect to the matters addressed herein and may
not be altered or modified other than in a
writing signed by you, the Company and UAIL.
Furthermore, except as otherwise provided herein,
the Company and you agree that the Employment
Agreement has been terminated in all respects as
of the Separation Date and without any further
force and effect; provided that Section 5.011 of
the Employment Agreement, as well as any other
confidentiality, non-compete or non-solicit
agreements to which you have agreed shall
continue in effect and govern any dispute between
the parties arising under this agreement. The
Company agrees that, to the extent provided for
under its policies and/or guidelines for coverage
for its senior officers who have terminated
employment, you will continue to be eligible for
D&O coverage and for defense and indemnification
under the Company’s by-laws and charter, with
respect to claims brought by parties unaffiliated
with the Company and arising as a result of your
employment by the Company under the Employment
Agreement and through the Separation Date.
You agree to cooperate in executing any necessary
documents (including Annex A, Annex B and Annex
C) to effectuate your separation and to assist
the Company with any outstanding matters with
which you were involved during your employment
with the Company and to return any Company
property in your possession to the Company as
soon as possible. You agree that any work you
did for the Company while employed is “work for
hire” and therefore the property of the Company
and you agree to keep this agreement and any
confidential information regarding the Company,
UAIL and its affiliates (whether such information
is personal or business-related in nature)
confidential. This agreement shall be governed
by the laws of Pennsylvania without regard to
conflict of law principles of such state.
You have reviewed the terms of this agreement and
you confirm that you have had the opportunity to
confer with an attorney of your own choosing with
respect to the terms of this agreement (including
each of Annex B and Annex C). You acknowledge
that you were advised that you could take up to
twenty-one (21) days from the date this agreement
was given to you to review this agreement and
decide whether you would enter into this
agreement (including each of Annex B and Annex
C). To the extent that you have elected to enter
into this agreement (including each of Annex B
and Annex C) prior to such time, you have done so
voluntarily, and have knowingly waived such
twenty-one (21) day review period. You may
revoke your assent to the terms of this agreement
(including each of Annex B and Annex C) for a
period of seven (7) calendar days after its
execution (the “Revocation Period”), by delivery
of a notarized written notice of revocation prior
to 5:00 p.m. on the last day comprising the
Revocation Period to the Company at the Address.
This agreement (including each of Annex B and
Annex C) shall become irrevocable automatically
upon the expiration of the Revocation Period if
you do not revoke it in the aforesaid manner;
provided that the foregoing shall not apply to
your separation of employment from the Company,
which shall be effective as of the Separation
Date.

Please acknowledge your acceptance to the matters described above and return this agreement to the Address.

Very truly yours,

PENN-AMERICA GROUP, INC.

By: /s/ Joseph F. Morris

Joseph F. Morris President & Chief Executive Officer

UNITED AMERICA INDEMNITY, LTD.

	By:	/s/ Edward J. Noonan

Edward J. Noonan Acting Chief Executive Officer

Agreed to and accepted:

/s/ Jon S. Saltzman

Jon S. Saltzman

Date: April 26, 2005

EXECUTION COPY
ANNEX A

April 26, 2005

Saul Fox, Chairman
United America Indemnity, Ltd.
Walker House
87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman

Dear Saul:

Effective as of September 1, 2005, I hereby resign as President of United America Indemnity, Ltd. and as Chairman of Penn-America Group, Inc. (collectively, the “Companies”) and from all other positions I hold with the Companies and any of their affiliates and/or subsidiaries, from which I have not previously resigned.

Sincerely,

/s/ Jon S. Saltzman

Jon S. SaltzmanEXECUTION COPY
ANNEX B

INITIAL RELEASE

R-1. Effective as of April 29, 2005, pursuant to the employment agreement between Jon Saltzman (“Executive”) and Penn-America Group, Inc. (“Penn-America”) dated as of October 14, 2004 (the “New Employment Agreement”) and the separation agreement between Executive, Penn-America and United America Indemnity, Ltd. (“UAIL”) (the “Separation Agreement”), Executive hereby irrevocably consents to the termination of any agreements regarding employment and compensation between himself and Penn-America or himself and UAIL (or any of their affiliates) (“Existing Agreements”). Executive on behalf of himself and his affiliates, heirs, executors and successors hereby remises, releases and forever discharges, and by these present does release and forever discharge the Company and its subsidiaries, parents and affiliates, and their respective successors and assigns of and from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law or in equity, known or unknown, including without limitation, arising from or connected with or related to the Existing Agreements or any employment by or other matter relating to the Company or any claim to compensation or benefits arising from or related to his employment (collectively, the “Claims”), including without limitation, any Claims related to or in connection with Fox Paine & Company, LLC, Fox Paine Capital Fund, L.P., FPC Investors, L.P., Fox Paine Capital, LLC, Fox Paine Capital Fund II GP, LLC, Fox Paine Capital Fund II, L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P., FPC Investment GP, and all corporate entities that are partners in any such related entities and each of their past and present directors, members, managers, officers, employees, servants, divisions, owners, shareholders and successors (including without limitation, Saul Fox, Troy Thacker and Michael McDonough) (all such persons and entities collectively referred to for purposes of this Release as the “Company”), including any Claims under local, state, or federal law based on:

(i)	claims of discrimination on the basis of race, age, religion, sex, sexual harassment, sexual orientation, national origin, marital status, or disability including without limitation, any claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Older Workers Benefit Protection Act, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Pennsylvania Human Relations Act, the Pennsylvania Human Relations Commission rules, including, without limitation, the Employment Policies Relating to Pregnancy, Childbirth and Childbearing rules, and the Handicap Discrimination rules, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Equal Pay Law, the Pennsylvania Minimum Wage Act, the Pennsylvania Whistleblower Law, the Pennsylvania Labor Relations Act, the Pennsylvania Worker and Community Right to Know Act, the Pennsylvania Military Leave Law, the Pennsylvania Equal Pay Act, the Pennsylvania Religious Freedom Protection Act, and the Family and Medical Leave Act of 1993, each as amended;

(ii) infliction of any tort;
(iii) breach of contract, whether actual or implied, written or oral; and

(iv)	any violation of any pension or welfare plans or any other benefit plan or arrangement (including without limitation, the Employee Retirement Income Security Act of 1974, as amended).

The foregoing Release shall not act as a release of (i) the obligations of Penn-America under the Separation Agreement to provide Executive with the payments and benefits specified therein, (ii) any vested benefits under any employee retirement or welfare plan or program, (iii) any rights as a shareholder or owner of any equity interest in the Company (subject to any changes or modifications that may be made therein pursuant to the provisions of (x) the documentation relating to the merger transaction between United National Group, Ltd. and its affiliates and Penn-America and its affiliates, and (y) the provisions of the New Employment Agreement), (iv) any rights Executive may have to receive unemployment compensation, and (v) Executive’s right to be defended and indemnified by the Company, pursuant to charter, certificate, by-laws or other constituent documents of the Company, or under any insurance maintained by or for the benefit of the Company, for any liability, cost or expense for which Executive would have been indemnified for actions taken by Executive on behalf of the Company prior to the date of this Release.

R-2. Executive further represents that he has not, at any time up to and including the date hereof, commenced, and will not in the future commence, to the full extent permitted by law, any action or proceeding, or file any charge or complaint, of any nature against the Company relating to the matters released above and Executive waives to the full extent permitted by law, any right to any monetary or equitable relief in any proceeding that may relate to the matters released above.

R-3. Executive agrees that in the event of a breach by him or his heirs of this Release, and in addition to any other rights or remedies the Company may have hereunder or otherwise (i) the Company will be irreparably damaged and will have no adequate remedy at law, and will be entitled to an injunction as a matter of right from any court of competent jurisdiction restraining any further breach of this Release, (ii) the Company will be indemnified and held harmless from and against any and all damages or losses incurred by the Company (including reasonable attorneys’ fees and expenses) as a result of such breach; and (iii) the Company may offset against any amounts otherwise owed Executive damages or losses incurred as a result of a breach of this Release. Executive further agrees that this Release may and shall be pleaded as a full and complete defense to any action, suit or other proceeding covered by the terms of this Release which is or may be instituted, prosecuted or maintained by Executive and his heirs.

THE FOREGOING RELEASE IS HEREBY AGREED TO AS OF APRIL 29, 2005:

EXECUTIVE

/s/ Jon S. Saltzman

Jon S. Saltzman

EXECUTION COPY
ANNEX C

SUPPLEMENTAL RELEASE

R-1. Effective as of September 1, 2005, pursuant to the employment agreement between Jon Saltzman (“Executive”) and Penn-America Group, Inc. (“Penn-America”) dated as of October 14, 2004 (the “New Employment Agreement”) and the separation agreement between Executive, Penn-America and United America Indemnity, Ltd. (“UAIL”) (the “Separation Agreement”), Executive hereby irrevocably consents to the termination of any agreements regarding employment and compensation between himself and Penn-America or himself and UAIL (or any of their affiliates) (“Existing Agreements”). Executive on behalf of himself and his affiliates, heirs, executors and successors hereby remises, releases and forever discharges, and by these present does release and forever discharge the Company and its subsidiaries, parents and affiliates, and their respective successors and assigns of and from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law or in equity, known or unknown, including without limitation, arising from or connected with or related to the Existing Agreements or any employment by or other matter relating to the Company or any claim to compensation or benefits arising from or related to his employment (collectively, the “Claims”), including without limitation, any Claims related to or in connection with Fox Paine & Company, LLC, Fox Paine Capital Fund, L.P., FPC Investors, L.P., Fox Paine Capital, LLC, Fox Paine Capital Fund II GP, LLC, Fox Paine Capital Fund II, L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P., FPC Investment GP, and all corporate entities that are partners in any such related entities and each of their past and present directors, members, managers, officers, employees, servants, divisions, owners, shareholders and successors (including without limitation, Saul Fox, Troy Thacker and Michael McDonough) (all such persons and entities collectively referred to for purposes of this Release as the “Company”), including any Claims under local, state, or federal law based on:

(i)	claims of discrimination on the basis of race, age, religion, sex, sexual harassment, sexual orientation, national origin, marital status, or disability including without limitation, any claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Older Workers Benefit Protection Act, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Pennsylvania Human Relations Act, the Pennsylvania Human Relations Commission rules, including, without limitation, the Employment Policies Relating to Pregnancy, Childbirth and Childbearing rules, and the Handicap Discrimination rules, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Equal Pay Law, the Pennsylvania Minimum Wage Act, the Pennsylvania Whistleblower Law, the Pennsylvania Labor Relations Act, the Pennsylvania Worker and Community Right to Know Act, the Pennsylvania Military Leave Law, the Pennsylvania Equal Pay Act, the Pennsylvania Religious Freedom Protection Act, and the Family and Medical Leave Act of 1993, each as amended;

(ii) infliction of any tort;
(iii) breach of contract, whether actual or implied, written or oral; and

(iv)	any violation of any pension or welfare plans or any other benefit plan or arrangement (including without limitation, the Employee Retirement Income Security Act of 1974, as amended).

The foregoing Release shall not act as a release of (i) the obligations of Penn-America under the Separation Agreement to provide Executive with the payments and benefits specified therein, (ii) any vested benefits under any employee retirement or welfare plan or program, (iii) any rights as a shareholder or owner of any equity interest in the Company (subject to any changes or modifications that may be made therein pursuant to the provisions of (x) the documentation relating to the merger transaction between United National Group, Ltd. and its affiliates and Penn-America and its affiliates, and (y) the provisions of the New Employment Agreement), (iv) any rights Executive may have to receive unemployment compensation, and (v) Executive’s right to be indemnified by the Company, pursuant to charter, certificate, by-laws or other constituent documents of the Company, or under any insurance maintained by or for the benefit of the Company, for any liability, cost or expense for which Executive would have been indemnified for actions taken by Executive on behalf of the Company prior to the date of this Release.

R-2. Executive further represents that he has not, at any time up to and including the date hereof, commenced, and will not in the future commence, to the full extent permitted by law, any action or proceeding, or file any charge or complaint, of any nature against the Company relating to the matters released above and Executive waives to the full extent permitted by law, any right to any monetary or equitable relief in any proceeding that may relate to the matters released above.

R-3. Executive agrees that in the event of a breach by him or his heirs of this Release, and in addition to any other rights or remedies the Company may have hereunder or otherwise (i) the Company will be irreparably damaged and will have no adequate remedy at law, and will be entitled to an injunction as a matter of right from any court of competent jurisdiction restraining any further breach of this Release, (ii) the Company will be indemnified and held harmless from and against any and all damages or losses incurred by the Company (including reasonable attorneys’ fees and expenses) as a result of such breach, and (iii) the Company may offset against any amounts otherwise owed Executive damages or losses incurred as a result of a breach of this Release. Executive further agrees that this Release may and shall be pleaded as a full and complete defense to any action, suit or other proceeding covered by the terms of this Release which is or may be instituted, prosecuted or maintained by Executive and his heirs.

THE FOREGOING RELEASE IS HEREBY AGREED TO AS OF APRIL 29, 2005:

EXECUTIVE

/s/ Jon S. Saltzman

Jon S. Saltzman